UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2014, Citizens & Northern Corporation (the “Company”) issued a press release announcing that Charles H. Updegraff, Jr., Chairman, President and Chief Executive Officer of the Company and of Citizens & Northern Bank, the wholly owned banking subsidiary of the Company (the “Bank”), has retired and resigned as an employee, officer and director of the Company and the Bank effective August 12, 2014. The retirement is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In connection with Mr. Updegraff’s retirement and resignation, the Company will compensate him in accordance with Section 7 of his employment agreement, which was described in the Company’s Current Report on Form 8-K filed on September 19, 2013 and was attached as Exhibit 10.1 thereto.

The Board of Directors of the Company has appointed Mark A. Hughes, Executive Vice President and Chief Financial Officer, as Interim President and CEO of the Company and the Bank. In connection with his appointment as Interim President and CEO, Mr. Hughes will receive an annual base salary of $325,000. Mr. Hughes also was appointed to the board of directors of the Company and the Bank to fill the vacancy created by the retirement and resignation of Mr. Updegraff.

Mr. Hughes, 53, has been Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank since 2000. Mr. Hughes is a graduate of Lycoming College and is a certified public accountant. Prior to his employment with the Bank, Mr. Hughes was a partner with Parente Randolph, LLC, a public accounting firm.

Additionally, Anthony Peluso, 62, Controller of the Bank, was named the Company’s Treasurer and the Interim Chief Financial Officer of the Company and the Bank. In connection with his appointment as Interim Chief Financial Officer, Mr. Peluso will receive an annual base salary of $125,000.

Mr. Peluso is a party to a loan with the Bank that was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued August 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: August 12, 2014	By:	/s/ Mark A. Hughes
Mark A. Hughes, Interim President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued August 12, 2014.